UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Broad Street, Camilla, Georgia	31730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2007, the First United Ethanol, LLC (“FUEL”) board of directors adopted a membership unit option plan (“Option Plan”), which allows FUEL to award options to purchase membership units of FUEL to any officer, director or employee of FUEL. The purpose of the Option Plan is to encourage ownership of FUEL’s membership units by key management personnel and to provide an incentive for employees to expand and improve FUEL’s profitability. The Option Plan will be administered by FUEL’s compensation committee.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, at a meeting of the FUEL board of directors, Terry Hart resigned from his position on the FUEL board of directors and from his position as FUEL’s Secretary. At the same April 11, 2007 board meeting, the board of directors appointed director Bryant Campbell to replace Mr. Hart as FUEL’s Secretary. Mr. Campbell has been a farmer in the Mitchell County, Georgia for the past five years and currently serves as a member of the City Council for Camilla, Georgia. Mr. Campbell has been a member of FUEL’s board of directors since its inception. Mr. Campbell is 56 years old.

Exhibit No.	Description

99.1	2007 Membership Unit Option Plan adopted by First United Ethanol, LLC on April 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

April 17, 2007	/s/ Anthony J. Flagg

Date	Anthony J. Flagg, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	2007 Membership Unit Option Plan adopted by First United Ethanol, LLC on April 11, 2007.

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